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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2001 relating to the financial statements, which appears in the 2000 Annual Report to the Shareholders of Data Broadcasting Corporation on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 7, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
April 12, 2001


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